UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2018

PRINCIPIA BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38653	26-3487603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 East Jamie Court, Suite 302 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 416-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

Peter Thompson and Nassim Usman each resigned from the Board of Directors (the “Board”) of Principia Biopharma Inc. (the “Company”), effective upon the closing of the Company’s initial public offering (the “IPO”). At the time of these resignations, each of Dr. Thompson and Dr. Usman was an independent director. Each of Dr. Thompson and Dr. Usman indicated that his decision to resign was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Option Grant to Chief Development Officer

In connection with the promotion of Stefani Wolff to Chief Development Officer in August 2018, the Board approved the grant of an option to Ms. Wolff to purchase 55,042 shares of common stock (the “Shares”), with such grant to be effective on the date of the signing of the underwriting agreement for the IPO under and following the effectiveness of the Company’s 2018 Equity Incentive Plan (the “Plan”), with an exercise price of $17.00. The shares are subject to vesting over four years from the date of grant, with 25% of the Shares vesting on the first anniversary of the vesting commencement date, which is August 28, 2018, and the remaining shares vesting in equal monthly installments over three years thereafter. All rights and obligations with respect to Ms. Wolff’s grant will be as set forth in the Plan and applicable Plan documents.

Item 5.03	Amendments to Articles of Incorporation or Bylaws

Amendment and Restatement of Certificate of Incorporation

On September 18, 2018, the Company filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware, in connection with the closing of the IPO. The Board and the stockholders of the Company previously approved the Restated Certificate to be effective upon the closing of the IPO. The Restated Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amendment and Restatement of Bylaws

Effective as of September 18, 2018, the Company adopted amended and restated bylaws (the “Restated Bylaws”) in connection with the closing of the IPO. The Board and the stockholders of the Company previously approved the Restated Bylaws to be effective upon the closing of the IPO. The Restated Bylaws are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Please see the description of the Restated Certificate and the Restated Bylaws in the section titled “Description of Capital Stock” in the final prospectus that the Company filed with the U.S. Securities and Exchange Commission on September 17, 2018 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement on Form S-1, as amended (File No. 333-226922).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company

3.2	Amended and Restated Bylaws of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRINCIPIA BIOPHARMA INC.

By:	/s/ Roy Hardiman
Roy Hardiman
Chief Business Officer

Dated: September 18, 2018